Exhibit 99.1

PHINIA Announces Proposed Private Offering of $425,000,000 of Senior Secured Notes Due 2029

March 25, 2024

AUBURN HILLS, Mich. – (BUSINESS WIRE) – PHINIA Inc. (“PHINIA” or the “Company”) (NYSE: PHIN) announced today that it is planning, subject to market and other customary conditions, to offer (the “Offering”) $425 million aggregate principal amount of its senior secured notes due 2029 (the “notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The notes will be guaranteed by each of the Company’s subsidiaries that guarantees its credit facilities.  The notes and the guarantees will be secured by first-priority security interests in substantially all of the Company’s and the guarantors’ assets, subject to certain excluded assets, exceptions and permitted liens, which security interests will rank equally with the security interests securing its credit facilities.

The Company intends to use the net proceeds of the Offering to repay all of its outstanding borrowings under its term loan B facility and to pay a portion of the fees and expenses in connection with the Offering.

The notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements.  Accordingly, the notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of, the notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or other words of similar meaning.

Forward-looking statements, particularly those relating to the Offering of the notes, the use of proceeds therefrom, the expected closing date of the Offering and the ability to successfully complete the Offering within the expected time frame or at all, are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: adverse changes in general business and economic conditions, including recessions, adverse market conditions or downturns impacting the vehicle and industrial equipment industries; our ability to deliver new products, services and technologies in response to changing consumer preferences, increased regulation of greenhouse gas emissions, and acceleration of the market for electric vehicles; competitive industry conditions; failure to identify, consummate, effectively integrate or realize the expected benefits from acquisitions or partnerships; pricing pressures from original equipment manufacturers (“OEMs”); inflation rates and volatility in the costs of commodities used in the production of our products; changes in U.S. administrative policy, including changes to existing trade agreements and any resulting changes in international trade relations; our ability to protect our intellectual property; failure of or disruption in our information technology infrastructure, including a disruption related to cybersecurity; our ability to identify, attract, retain and develop a qualified global workforce; difficulties launching new vehicle programs; failure to achieve the anticipated savings and benefits from restructuring and product portfolio optimization actions; extraordinary events (including natural disasters or extreme weather events), political disruptions, terrorist attacks, pandemics or other public health crises, and acts of war; risks related to our international operations; the impact of economic, political, and market conditions on our business in China; our reliance on a limited number of OEM customers; supply chain disruptions; work stoppages, production shutdowns and similar events or conditions; governmental investigations and related proceedings regarding vehicle emissions standards; current and future environmental and health and safety laws and regulations; the impact of climate change and regulations related to climate change; liabilities related to product warranties, litigation and other claims; compliance with legislation, regulations, and policies, investigations and legal proceedings, and new interpretations of existing rules and regulations; tax audits and changes in tax laws or tax rates taken by taxing authorities; volatility in the credit market environment; impairment charges on goodwill and indefinite-lived intangible assets; the impact of changes in interest rates and asset returns on our pension funding obligations; the impact of restrictive credit agreement covenants and requirements on our financial and operating flexibility; our ability to achieve some or all of the benefits that we expect to achieve from our spin-off from BorgWarner Inc. (the “Spin-Off”); other risks relating to the Spin-Off, including a delay or inability to transition key infrastructure, services and solutions, a determination that the Spin-Off does not qualify as tax-free for U.S. federal income tax purposes, restrictions under the tax matters agreement between us and BorgWarner Inc. executed in connection with the Spin-Off, and our or BorgWarner Inc.’s failure to perform under various transaction agreements executed in connection with the Spin-Off; and other risks and uncertainties described in our reports filed from time to time with the Securities and Exchange Commission.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Contacts
IR contact:
Gordon Muir
Vice President and Treasurer
investor@phinia.com
+1 574-210-5713

Media contact:
Kevin Price
Global Brand & Communications Director
media@phinia.com
+44 (0) 7795 463871